550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contacts Julia O’Shaughnessy Echelon (408) 938-5357 joshaughnessy@echelon.com	Mike Barash Atomic Public Relations (415) 402-0230 mike@atomicpr.com	Investor Relations Contact Chris Stanfield Echelon Corporation +1-408-938-5243 cstanfield@echelon.com

Echelon Corporation Reports Third Quarter Results

SAN JOSE, CA - October 26th, 2006 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the third quarter ended September 30, 2006.

For the quarter ended September 30, 2006, revenues were $13.3 million, compared to $16.3 million for the same period in 2005. LonWorks® infrastructure revenue was $13.0 million in the third quarter of 2006 versus $11.7 million for the same period in 2005, while Enel revenue was $53,000 in the third quarter of 2006 versus $4.4 million in 2005. The GAAP net loss for the quarter ended September 30, 2006 was $6.3 million, or $0.16 per share, based on a weighted average of 39,354,000 common shares outstanding, compared to a GAAP net loss of $10.1 million, or $0.25 per share, based on a weighted average of 40,074,000 common shares outstanding for the third quarter of 2005. The GAAP net loss for the quarter ended September 30, 2005 included a charge of approximately $5.2 million relating to the Enel arbitration. The non-GAAP net loss for the quarter was $5.3 million, or $0.14 per share, compared to a non-GAAP net loss of $4.8 million, or $0.12 per share, for the same period in 2005. All non-GAAP information in this release is reconciled in the “Reconciliation of Non-GAAP to GAAP Results” table below.

“We’re pleased to report results in line with our guidance,” said Ken Oshman, chairman and CEO of Echelon Corporation. “In our infrastructure business, the Americas region had record results and growth this quarter. We also held a key new event this year, our first worldwide developers’ conference. This proved to be a great event, bringing Echelon closer to its developer community and creating the types of communications that build healthy technology ecosystems.”

“The LonWorks platform continues to be adopted around the world. China has selected the platform for their core control networking standard, which we believe will lead to new, more vertically oriented standards in China. In fact, this has already happened, as the platform has now been adopted as a Chinese building and intelligent community standard. The LonWorks infrastructure business is very healthy in almost every part of the world with the one weak spot being in Japan. This market continues to be a challenge for us, and one that we will continue to focus on improving in the coming quarters.”

“Last year we reported the results of our arbitration with Enel S.p.A. where we said all along that the dispute was merely contractual. One year later we’re extremely pleased to have announced long-term development, supply and software enhancement agreements with Enel,” continued Mr. Oshman. “We believe that these agreements prove that Echelon is a world class, if not class leading, metering and technology supplier.”

“Our NES business continues to advance. We’ve enhanced the system’s capabilities and added to our VAR program to expand the market potential of the NES system. With our existing contracts, execution capabilities, and partnerships, we occupy an exciting market position. As a whole, both the NES and LonWorks infrastructure businesses are executing well,” concluded Mr. Oshman.

For the nine-month period ended September 30, 2006, revenues were $43.4 million compared to revenues of $55.4 million for the same period one year ago. GAAP net loss for the nine-month period ended September 30, 2006 was $17.9 million, or $0.45 per share, based on a weighted average of 39,577,000 common shares outstanding, compared to GAAP net loss of $17.0 million, or $0.42 per share, based on a weighted average of 40,538,000 common shares outstanding for the same period in 2005. For the nine-months ended September 30, 2006, the non-GAAP net loss was $14.2 million, or $0.36 per share, compared to non-GAAP net loss of $11.4 million, or $0.28 per share for the same period in 2005.

Gross margin for the third quarter of 2006 was 59.0%, compared with 53.2% for the same period in 2005. This significant improvement in gross margin was largely due to favorable overhead absorption variances related to our ramp up of NES production. Gross margin for the nine-month period ended September 30, 2006 was 58.1%, compared to 55.4% for the same period in 2005. Total operating expenses for the quarter ended September 30, 2006 were $15.7 million, compared to $19.9 million for the same period in 2005. Total operating expenses for the nine-month period ended September 30, 2006 were $47.3 million, compared to $50.9 million for the same period in 2005.

Business Outlook

The following statements are based on the company’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see “Risk Factors of Forward Looking Statements” at the end of this release for a description of certain important risk factors that could cause actual results to differ.

Echelon management offers the following guidance for the quarter and full year ending December 31, 2006:

•
For the quarter, revenue is expected to be approximately $17.7 million, plus or minus $1.0 million. Of this $17.7 million, we expect LonWorks infrastructure revenues to be approximately $13.4 million and NES revenues to be approximately $4.3 million.

•
For the full year, we expect revenue will be approximately $61.1 million, plus or minus $1.0 million. Of this $61.1 million, we expect LonWorks infrastructure revenues to be approximately $49.0 million, Enel project revenues to be approximately $7.1 million, and NES revenues to be approximately $5.0 million.

•
For the quarter, non-GAAP gross margin, which excludes any stock-based compensation expense, is expected to be between 36.0% and 44.4%. For the full year, non-GAAP gross margin is expected to be between 52.5% and 54.5%.

•
For the quarter, non-GAAP operating expenses, which exclude any stock-based compensation charges, are expected to be approximately $16.1 million, plus or minus $500,000. For the full year, we expect non-GAAP operating expenses will be approximately $60.0 million, plus or minus $500,000.

•
For the quarter, we expect stock-based compensation expenses associated with stock options and other equity compensation awards to be approximately $1.7 million, plus or minus $100,000. For the full year, we expect stock-based compensation expenses to be approximately $5.4 million, plus or minus $100,000. This estimate could change based on the size and timing of options actually granted by the Compensation Committee, as well as other factors we will use in valuing future option grants, such as the market price and historical volatility of Echelon’s stock price when those grants are made.

•	For the quarter, interest and other income is expected to be approximately $1.1 million. For the full year, we expect interest and other income to be approximately $5.5 million.

•	For the quarter, we expect our provision for income taxes will be approximately $80,000. For the full year, we expect our provision for income taxes will be approximately $320,000.

•
For the quarter, we expect to generate a non-GAAP loss per share of approximately $0.20, plus or minus $0.02, based on a weighted average of 39,000,000 shares outstanding. This non-GAAP estimate excludes the impact of any stock-based compensation charges.

•	For the quarter, we expect to generate a GAAP loss per share of approximately $0.25, plus or minus $0.02, based on a weighted average of 39,000,000 shares outstanding.

•
For the full year, we continue to expect the non-GAAP loss per share will be approximately $0.56, plus or minus $0.02, based on a weighted average of 39,500,000 shares outstanding. This non-GAAP estimate excludes the impact of any stock-based compensation charges.

•	For the full year, we expect the GAAP loss per share will be approximately $0.70, plus or minus $0.02, based on a weighted average of 39,500,000 shares outstanding.

For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 8:00 AM Pacific/11:00 AM Eastern Time. To access the call, dial 800-869-6303 (callers outside the US please use +1-785-832-0326); however, due to a limited number of available phone lines, the company asks that only those persons without web access use this number. The call will be available live today, and for playback on the Investor Relations section of Echelon's web site (www.echelon.com) through November 2nd, 2006.

Use of Non-GAAP Financial Information
Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon’s past performance and certain additional financial and business trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation
Echelon Corporation (NASDAQ: ELON) is a pioneer and world leader in control networking — networks that connect machines and other electronic devices — for the purpose of sensing, monitoring and controlling the world around us. Echelon’s LonWorks platform for control networking was released in 1990 and has become a worldwide standard in the building, industrial, transportation, and home automation markets. Launched in 2003, Echelon’s Networked Energy Services system is an open, extensible, advanced metering infrastructure that can bring benefits to every aspect of a utility’s operation, from metering and customer services to distribution operations and value-added business. In 2005 Echelon introduced the world’s first embedded control network infrastructure, the Pyxos platform, extending the benefits of networking inside machines to the sensors and actuators that make them function.

Echelon is based in San Jose, California, with international offices in China, France, Germany, Italy, Hong Kong, Japan, Korea, The Netherlands, and the United Kingdom.  Further information regarding Echelon can be found at http://www.echelon.com.

###

Echelon, LonWorks, LonWorld, LonMark, i.LON, LonMaker, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Pyxos is a trademark of Echelon Corporation in the United States and other countries. Other marks belong to their respective holders.

Risk Factors Regarding Forward Looking Statements

This press release may contain statements relating to future plans, events or performance, such as statements regarding Echelon’s current expectation as to the business outlook for the Company for the fourth quarter and full year 2006 and beyond, future growth of the LWI and NES businesses and our new agreements with Enel. Such statements may involve risks and uncertainties in the continued development of markets for the LonWorks infrastructure business in the United States, China and worldwide; risks relating to the ability of Echelon's products and services to perform as designed and meet customer and consumer expectations; risks that our products or technology might not be accepted in standards specifications, or even if accepted, that our products might not be used in applicable implementations; risks that Echelon is not able to meet required delivery schedules for the NES system, that a utility cancels orders or a project, or does not select the NES system for future tenders; risks that development activities with Enel are not successful or are not timely; risks that the application of U.S. generally accepted accounting principles could significantly affect the method of calculating and the timing of NES revenues; and other risks identified in Echelon's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q when filed with the Securities and Exchange Commission; and with our 2005 annual report on Form 10-K, which was filed with the Securities and Exchange Commission in March 2006.

 ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$54,451	$59,080
Short-term investments	75,341	95,400
Accounts receivable, net	17,086	11,006
Inventories	8,939	3,240
Other current assets	15,557	2,289

Total current assets	171,374	171,015

Property and equipment, net	15,719	14,886
Other long-term assets	10,143	10,037

	$197,236	$195,938
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$7,634	$3,972
Accrued liabilities	4,767	7,473
Deferred revenues	20,833	2,096

Total current liabilities	33,234	13,541

Deferred rent	1,240	1,089

Total stockholders' equity	162,762	181,308

	$197,236	$195,938

 ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Product	$13,110	$16,068	$42,893	$54,852
Service	181	183	517	562

Total revenues	13,291	16,251	43,410	55,414

Cost of revenues:
Cost of product (1)	4,936	7,085	16,802	23,107
Cost of service (1)	509	525	1,406	1,629

Total cost of revenues	5,445	7,610	18,208	24,736

Gross profit	7,846	8,641	25,202	30,678

Operating expenses:
Product development (1)	6,875	6,170	21,029	18,747
Sales and marketing (1)	5,076	5,164	15,312	15,585
General and administrative (1)	3,746	8,550	10,946	16,597

Total operating expenses	15,697	19,884	47,287	50,929

Loss from operations	(7,851)	(11,243)	(22,085)	(20,251)
Interest and other income, net	1,586	1,225	4,384	3,567

Loss before provision for income taxes	(6,265)	(10,018)	(17,701)	(16,684)
Income tax expense	80	100	240	300

Net loss	$(6,345)	$(10,118)	$(17,941)	$(16,984)

Net loss per share:
Basic	$(0.16)	$(0.25)	$(0.45)	$(0.42)
Diluted	$(0.16)	$(0.25)	$(0.45)	$(0.42)

Shares used in computing net loss per share:
Basic	39,354	40,074	39,577	40,538
Diluted	39,354	40,074	39,577	40,538

(1) Amounts include stock-based compensation costs as follows:
Cost of product	$92	$17	$307	$35
Cost of service	10	1	36	1
Product development	376	44	1,474	68
Sales and marketing	249	33	911	57
General and administrative	275	75	989	195

Total stock-based compensation expenses	$1,002	$170	$3,717	$356

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

GAAP net loss	$(6,345)	$(10,118)	$(17,941)	$(16,984)

Amortization of purchased intangible assets	--	--	--	37
Enel arbitration award	--	5,177	--	5,177
Stock-based compensation	1,002	170	3,717	356

Total non-GAAP adjustments to earnings from operations	1,002	5,347	3,717	5,570

Income tax effect of reconciling items	--	--	--	--

Non-GAAP net loss	$(5,343)	$(4,771)	$(14,224)	$(11,414)

Non-GAAP net loss per share:
Diluted	$(0.14)	$(0.12)	$(0.36)	$(0.28)

Shares used in computing net loss per share:
Diluted	39,354	40,074	39,577	40,538

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows provided by (used in) operating activities:
Net loss	$(17,941)	$(16,984)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,270	3,115
Loss on disposal of fixed assets	--	45
Increase in (reduction of) allowance for doubtful accounts	(32)	(1)
Stock-based compensation	3,717	356
Change in operating assets and liabilities:
Accounts receivable	(6,048)	7,839
Inventories	(5,699)	397
Other current assets	(13,268)	(701)
Accounts payable	3,662	137
Accrued liabilities	(2,706)	6,058
Deferred revenues	18,737	(160)
Deferred rent	151	203

Net cash provided by (used in) operating activities	(16,157)	304

Cash flows used in investing activities:
Purchase of available-for-sale short-term investments	(47,761)	(92,408)
Proceeds from maturities and sales of available-for-sale short-term investments	68,140	89,794
Release (purchase) of restricted investments	--	11,106
Change in other long-term assets	(106)	250
Capital expenditures	(4,103)	(1,464)

Net cash provided by investing activities	16,170	7,278

Cash flows provided by (used in) financing activities:
Costs associated issuance of common stock.	(5)	--
Repurchase of common stock.	(5,102)	(7,869)

Net cash used in financing activities	(5,107)	(7,869)

Effect of exchange rates on cash:	465	(867)

Net decrease in cash and cash equivalents	(4,629)	(1,154)
Cash and cash equivalents:
Beginning of period	59,080	35,510

End of period	$54,451	$34,356